Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-127812 on Form S-8 of our report dated March 28, 2012, relating to the financial statements appearing in this Annual Report on Form 11-K of the NiSource Inc. Employee Stock Purchase Plan for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 28, 2012